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                                                                       EXHIBIT I

                             Joint Filing Agreement

               The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

               This Agreement may be executed counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Date:  December 29, 1997                  BAY HARBOUR MANAGEMENT, L.C.




                                           By: /s/ Steven A. Van Dyke
                                              ___________________________
                                              Name: Steven A. Van Dyke
                                              Title: President

Date:  December 29, 1997                   TOWER INVESTMENT GROUP, INC.




                                           By: /s/ Steven A. Van Dyke
                                              ___________________________
                                              Name:  Steven A. Van Dyke
                                              Title: President



                                                 /s/ Steven A. Van Dyke
Date:  December 29, 1997              _________________________________________
                                                     STEVEN A. VAN DYKE




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